                                                                    EXHIBIT 10.7

                                                CONFIDENTIAL TREATMENT REQUESTED

                         INTERACTIVE SERVICES AGREEMENT

            This agreement (the "Agreement"), effective as of October, 1997 (the "Effective Date"), is made and entered into by and between America Online, Inc. ("AOL"), a Delaware corporation, with its principal offices at 22000 AOL Way, Dulles, Virginia 20166, and Ask-A-Doc, Inc. (or such other name as may be used with prior notice to AOL) ("Interactive Content Provider" or "ICP"), a Delaware corporation, with its principal offices at 11 Aston Court, Owings Mills, Maryland 21117 (each a "Party" and collectively the "Parties").

                                  INTRODUCTION

            AOL and ICP each desires that AOL provide access to the ICP Internet Site (as defined below) through the AOL Network (as defined below), subject to the terms and conditions set forth in this Agreement. Defined terms used but not defined in the body of this Agreement or in Exhibit C shall be as defined on Exhibit B attached hereto.

                                      TERMS

1. DISTRIBUTION; PROGRAMMING

      1.1 Anchor Tenancy. Beginning on the Launch Date and continuing during the remainder of the Term, ICP shall receive anchor tenant distribution within the Health Channel offered on the AOL Service, as follows: AOL shall (a) continuously and prominently place an agreed-upon ICP logo or banner on the Health Channel main screen and the Health Channel's Illness & Treatments and Support Groups Experts subscreens (or, with respect to any such screens, any specific successors thereof) (collectively, the "Screens"); (b)provide ICP with the keyword "Ask-A-Doctor" which shall Link to the Welcome Mat(s) (as defined below); and (c) list ICP in AOL's "Directory of Services" and "Find" features. AOL shall also use reasonable efforts to program the ICP Internet Site, or Content therefrom, into the Health Channel's Healthy Living subscreen.

            1.1.1 Changes to AOL Service. AOL reserves the right to redesign or modify the organization, structure, "look and feel," navigation and other elements of the AOL Service. In the event such modifications materially affect the placements for ICP described above, AOL will work with ICP in good faith to provide ICP with a comparable package of placements which are reasonably satisfactory to ICP.

------------

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

            1.1.2 Soft Launch. In order to optimize the ICP Internet Site for distribution hereunder as specified in Section 5, beginning on the Soft Launch Date and continuing for a period of thirty (30) days thereafter, AOL shall make the ICP Internet Site available for distribution on a limited basis to AOL internal and employee accounts (or such other group that is a subset of all AOL Members, as AOL may determine in its discretion).

            1.1.3 Health Channel [***]

      1.2 Content. The ICP Internet Site shall consist of the Content (including a detailed plan of the scope and depth of the Content and the technologies to be used to present and deliver such Content) described on Exhibit A hereto. ICP shall not authorize or permit any third party to distribute any other Content of ICP through the AOL Network absent AOL's prior written approval. The inclusion of any additional Content for distribution through the AOL Network (including, without limitation, any features, functionality or technology) not expressly described on Exhibit A shall be subject to AOL's prior written approval.

      1.3 License. ICP hereby grants AOL a worldwide license to use, market, license, store, distribute, display, communicate, perform, transmit, and promote the ICP Internet Site (or any portion thereof) through the AOL Network as AOL may determine in its sole discretion, including without limitation the right to integrate Content from the ICP Internet Site by Linking to specific areas on the ICP Internet Site, provided that the presentation of any such Content on the AOL Network shall conform with the specifications set forth on Exhibit D. Subject to such right and license, ICP retains all right, title to and interest in the ICP Internet Site.

      1.4 Management. ICP shall design, create, edit, manage, update, and maintain the ICP Internet Site. Except as specifically provided for herein, AOL shall have no obligations of any kind with respect to the ICP Internet Site. ICP shall be responsible for any hosting or communication costs associated with the ICP Internet Site (including, without limitation, the costs associated with (i) any agreed-upon direct connections between the AOL Network and the ICP Internet Site or (ii) a mirrored version of the ICP Internet Site). ICP shall ensure that, at all times during the Term, the ICP Internet Site and all Content contained in or through such site complies with all governmental regulations regarding the provision of medical advice. AOL Members shall not be required to go through a registration process (or other similar process) in order to access


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                                                                               3


and use the ICP Internet Site, provided that if ICP elects to have all users to the ICP Internet Site go through a registration process (or other similar process) in order to access and the site, then ICP shall be permitted to require AOL Members to go through the identical process.

      1.5 Notices; Licensed Content. ICP agrees that it will include language approved by AOL in the ICP Internet Site and the Welcome Mats (as defined below) indicating that (i) ICP is solely responsible for the ICP Internet Site and Welcome Mats, and (ii) AOL is not responsible for the Content contained in the ICP Internet Site or Welcome Mats, or any expense, loss or damage arising out of services provided through the ICP Internet Site or Welcome Mats, or arising from any other use of the ICP Internet Site or Welcome Mats (e.g., "in no event shall AOL or any of its agents, employees, representatives or affiliates be in any respect legally liable to you or to any third party in connection with any opinions, advice or information contained herein or in any response" and "AOL makes no warranty or guarantee as to the accuracy, completeness, correctness, timeliness, or usefulness of any opinions, advice or information contained herein or in any response").

            (b) At all times during the Term ICP shall maintain an insurance policy or policies reasonably satisfactory to AOL and adequate in amount to insure ICP against all liability associated with the Content on the ICP Internet Site. ICP shall also include AOL as a named insured party on such policy or policies. ICP shall provide AOL with a written copy of such policy or policies no later than sixty (60) days prior to the Soft Launch Date and thereafter during the Term upon request of AOL.

      1.6 Carriage Fee. Subject to Section 6.1 regarding renewal for a third year of carriage, ICP shall pay AOL as follows: (a) $[***] on the Effective Date; (b) $[***] on the date that is 90 days after the Effective Date; (c) upon the Soft Launch; and (d) $[***] in 24 equal monthly installments of $[***] each beginning on the Launch Date and continuing every thirty (30) days after the Launch Date.

      1.7 Impressions Guarantee. AOL shall provide ICP with at least 23 million Impressions per year (measured from the Launch Date from ICP's presence on the AOL Network hereunder (the "Impressions Guarantee"). A minimum of 85% of the Impressions Guarantee shall be generated from ICP's presence on the Screens and the Health Channel's Healthy Living subscreen, as specified in Section 1.1, and the remaining impressions, if any, may be generated from ICP's presence on other appropriate screens on the AOL Network as AOL may determine in its discretion. For the purposes of this Agreement, ICP's presence on an AOL screen shall conform to the specifications set forth on Exhibit D, provided that only screens that contain a link to the ICP Internet Site or the Welcome Mat (as defined herein) will count against the Impressions Guarantee. The Term shall be extended without additional carriage fees payable by ICP until the Impressions Guarantee is met.

2. PROMOTION

      2.1 Cooperation. Each Party shall cooperate with and reasonably assist the other Party in supplying material for marketing and promotional activities.

      2.2 Interactive Site. ICP shall include the following promotions within each ICP Interactive Site during the Term: (i) a continuous promotional button for AOL appearing "above the fold" on the first screen of the ICP Interactive Site; and (ii) a Link to a location of AOL's choosing where users can obtain promotional information about AOL products and services and/or download or order AOL's then-current version of the AOL client software (for which ICP shall earn bounties for New Members as specified on Exhibit E). ICP shall also provide AOL with at least 20% of the remnant advertising/promotional space on the ICP Internet Site, at no cost to AOL, for AOL promotions.

      2.3 Publications, etc. ICP shall use commercially reasonable efforts to prominently and regularly promote AOL and the ICP Internet Site's availability through the AOL Service in publications, programs, features or other forms of media over which ICP exercises at least partial editorial control.

      2.4 Keyword. In any instances when ICP makes promotional reference to an ICP Interactive Site, including any listings of the applicable "URL(s)" for such web site(s) (each a "Web Reference"), ICP shall include a listing of the applicable AOL "keyword" of comparable prominence to the Web Reference.

      2.5 Preferred Access Provider. When promoting AOL, ICP shall promote AOL as the preferred access provider through which a user can access the ICP Internet Site (and ICP shall not implement or authorize any other promotions on behalf of any third parties which are inconsistent with the foregoing). In this regard, with respect to any ICP Interactive Site accessible or operating through any operating system (including without limitation any Microsoft system) (an "Operating System"), ICP shall (a) include in any such ICP Interactive Site a prominent "Try AOL" feature (and controls and software relating to such feature) that will cause a user of such site to link directly to AOL access software located or present on or within the Operating System, so that the user who already is an AOL

Member or who does not have Internet access will be connected to the AOL registration screen, the AOL service, the AOL application setup program or elsewhere as determined by AOL, and (b) use or support any AOL provided software or feature that directs a user of such ICP Interactive Site who does not have Internet access to the AOL application setup program located or present on or within the Operating System (instead of the Internet Referral Server or any similar service or successor thereto).

      2.6 Direct Marketing. The parties shall execute any New Member acquisition programs, and ICP shall earn bounties for such programs, as specified described in Exhibit E attached hereto.

3. REPORTING

      3.1 Usage Data. AOL shall make available to ICP a monthly report specifying for the prior month aggregate usage and Impressions with respect to ICP's presence on the AOL Network. In addition, to the extent AOL is caching the ICP Internet Site, AOL shall supply ICP with monthly reports reflecting aggregate impressions by AOL Members to the cached version of the ICP Internet Site during the prior month. ICP will supply AOL with monthly reports which reflect total impressions by AOL Members to the ICP Internet Site during the prior month, total impressions by all users to the ICP Internet Site during the prior month and any transactions involving AOL Members at the ICP Internet Site during the period in question. ICP shall also provide AOL with "click-though" data with respect to the promotions specified in Section 2.

      3.2 Promotional Commitments. ICP shall provide to AOL a monthly report documenting its compliance with any promotional commitments it has undertaken pursuant to Section 2 in the form attached as Exhibit F hereto.

4. ADVERTISING AND MERCHANDISING

      4.1 Advertising Sales. AOL owns all right, title and interest in and to the advertising and promotional spaces within the AOL Network (including, without limitation, advertising and promotional spaces on any AOL forms or pages which are included within, preceding, framing or otherwise associated with the ICP Internet Site). The specific advertising inventory within any such AOL forms or pages shall be as reasonably determined by AOL. ICP owns all right, title and interest in and to the advertising and promotional spaces within ICP Internet Site and/or Welcome Mat(s) (as defined below).

      4.2 AOL Programming. If the parties agree that during the Term ICP will provide exclusive to AOL or differentiated (e.g., from programming available outside of the AOL Network) online programming ("AOL Programming"), the Parties shall enter into a separate addendum to this Agreement setting forth the terms which will govern the AOL programming, including without limitation the advertising, surcharge, and transactions revenue, if any, derived from the AOL programming, and any applicable revenue sharing and other charges.

5. CUSTOMIZATION OF SITES

      5.1 Performance. ICP shall optimize the ICP Internet Site for distribution hereunder according to AOL specifications and guidelines to ensure that (i) the functionality and features within the ICP Internet Site are optimized for the client software then in use by a majority of AOL Members and (ii) the forms used in the ICP Internet Site are designed and populated in a manner intended to minimize delays when AOL Members attempt to access such forms, as follows:

            (a) ICP shall design the ICP Internet Site to support the Windows version of the Microsoft Internet Explorer 3.0 browser, and make commercially reasonable efforts to support all other AOL browsers, listed at: http://webmaster.info. aol.com/BrowTable.html and set forth on Exhibit G hereto;

            (b) ICP shall configure the server from which it serves the ICP Internet site to examine the HTTP User-Agent field in order to identify the AOL User-Agents listed at:
      http://webmaster.info.aol.com/Brow2Text.html and as set forth on Exhibit G hereto (the "AOL User-Agents"); and

            (c) ICP shall design its web site to support HTTP 1.0 or later protocol as defined in RFC 1945 (available at http://ds.internic.net/rfc/rfc1945.text) and to adhere to AOL's parameters for refreshing cached information listed at http://webmaster.info.aol.com/CacheText.html.

            AOL reserves the right to review the ICP Internet Site to determine whether such sites are compatible with AOL's then-available client and host software and the AOL network.

      5.2 Customization. ICP shall customize the ICP Internet site for AOL Members as follows: ICP shall identify the AOL User-Agents as specified above, and use such identification in order to:

            (a) create a customized home page "welcome mat" for the AOL audience for each area on the ICP Internet Site linked to from the AOL Network on a continuous basis (each a "Welcome Mat");

            (b) ensure that AOL members linking to the ICP Internet Site do not receive advertisements, promotions or links for any entity reasonably construed to be in competition with AOL and that such advertisements, promotions and links are not otherwise in conflict with AOL advertising policies and any AOL exclusivities; and

            (c) provide continuous navigational ability for AOL members to return to an agreed-upon point on the AOL service (for which AOL shall supply the proper address) from ICP Internet site (e.g., the point on the AOL service from which the ICP Internet Site is Linked).

      5.3 Links on ICP Internet Site. The Parties will work together on mutually acceptable links (including links back to AOL) within the ICP Internet Site in order to create a robust and engaging AOL member experience. ICP shall take reasonable efforts to insure that AOL traffic is generally either kept within the ICP Internet Site or channeled back into the AOL Network. To the extent that AOL notifies ICP in writing that, in AOL's reasonable judgment, Links from such site cause an excessive amount of AOL traffic to be diverted outside of such site and the AOL Network in a manner that has a detrimental effect on the traffic flow of the AOL audience, then ICP shall immediately reduce the number of Linds out of such site(s). In the event that ICP cannot or does not so limit diverted traffic from the ICP Internet Site, AOL reserves the right to terminate the Links from the AOL Network to the ICP Internet Site at issue and ICP shall only be responsible to pay a pro-rata share of the carriage fees otherwise owed by ICP hereunder for the period for which the Links are in place.

6. TERM AND TERMINATION.

      6.1 Term. Unless earlier terminated as set forth herein, the initial term of this Agreement shall be from the Effective Date until the date that is two
(2) years from the Launch Date, provided that for two (2) years after expiration of the Term, AOL shall continue to have the option to Link to the ICP Internet Site.

            6.1.1 Third Year Extension by AOL. AOL may extend the Agreement for an additional year upon AOL's then-standard terms and conditions and with payments by ICP to AOL of $[***] (paybale in monthly installments in advance of $[***] beginning on the date that is two(2) years from the Launch Date) by providing ICP with written notice thereof no later than sixty (60) days prior to the expiration of the initial term (the "Put Notice").

            6.1.2 Third Year Extension by ICP

[***]

      6.2 Termination for Breach. Either party may terminate this Agreement at any time in the event of a material breach by the other Party which remains uncured after thirty (30) days written notice thereof; provided that AOL will not be required to provide a notice to ICP in connection with any failure by ICP to make payments pursuant to Section 1.6 (and the cure period shall therefore begin upon the occurrence of the failure to pay). In addition, if any claims, suit, action or proceeding is brought which gives rise to a claim for indemnification under Section VI of Exhibit c hereto, AOL shall have the right to terminate this Agreement upon fifteen (15) days prior notice.

      6.3 Termination for Bankruptcy/Insolvency. Either Party may terminate this Agreement immediately following written notice to the other Party if the other
Party: (i) ceases to do business in the normal course, (ii) becomes or is declared insolvent or bankrupt, (iii) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days or (iv) makes an assignment for the benefit of creditors.

7. TERMS AND CONDITIONS: The legal terms and conditions set forth on Exhibit C attached hereto are hereby made a part of this Agreement.

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

AMERICA ONLINE, INC.                           ASK-A-DOC, INC.

By: /s/ Barry Schuller                         By: /s/ Scott M. Rifkin, M.D.
    ----------------------------------             -----------------------------

Print Name: Barry Schuller                     Print Name: Scott M. Rifkin, M.D.
            --------------------------                     ---------------------

Title: President, Creative Development,        Title: Chairman
AOL Networks                                          --------------------------
--------------------------------------
Date: 10/27/97                                 Date: October 10, 1997
      --------------------------------               ---------------------------
                                               Tax ID/EIN#
                                                          ----------------------

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                                                                              10


                                    EXHIBIT A

                             Description of Content

[***]

                                   EXHIBIT A-1

                     Real Time Medical Advice Content Sites

[***]

                                    EXHIBIT B

DEFINITIONS. The following definitions shall apply to this Agreement:

AOL Service. The U.S. version of the America Online brand service (excluding Digital City, AOL.com, NetFind or any similar "sub" service that may be distributed by or through the America Online brand service).

Affiliate. Any agent, distributor or franchisee of AOL, or an entity in which AOL holds at least a nineteen percent (19%) equity interest.

AOL Look and Feel. The distinctive and particular elements of graphics, design, organization, presentation, layout, user interface, navigation, trade dress and stylistic convention (including the digital implementations thereof) within the AOL Network and the total appearance and impression substantially formed by the combination, coordination and interaction of these elements.

AOL Member(s). Authorized users of the AOL Network, including any sub-accounts using the AOL network under an authorized master account.

AOL Network. (i) The America Online(R) brand service, (ii) any international versions of the America Online service through which AOL or its affiliates elect to offer the ICP Internet Site and (iii) any other product or service owned, operated, distributed or authorized to be distributed by or through AOL or its Affiliates worldwide through which such party elects to offer the ICP Internet Site (which may include, without limitation, Internet sites promoting AOL products and services and any "offline" information browsing products of AOL or its Affiliates).

Confidential Information. Any information relating to or disclosed in the course of the Agreement, which is, or should be reasonably understood to be, confidential or proprietary to the disclosing Party, including, but not limited to, the material terms of this Agreement, information about AOL Members, technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information, product and business plans, projections and marketing data. "Confidential Information" shall not include information (a) already lawfully known to or independently developed by the receiving Party, (b) disclosed in published materials, (c) generally known to the public, (d) lawfully obtained from any third party or (e) required or reasonably advised to be disclosed by law.

Content. Information, materials, features, products, services, opinions, advice, advertisements, promotions, links, pointers, technology and software.

ICP Interactive Site. Any interactive site or area which is managed, maintained or owned by ICP or its agents or to which ICP provides and/or licenses information, content or other materials, including, by way of example and without limitation, (i) an ICP site on the world Wide Web portion of the Internet or (ii) a channel or area delivered through a "push" product such as the Pointcast Network or interactive environment such as Microsoft's proposed "Active Desktop."

ICP Internet Site. The Internet site and content, currently located at URL:http://________, which are managed, maintained or owned by ICP or its agents or to which ICP licenses information, content or other materials.

Impression. An AOL Member's viewing of any screen on the AOL Network containing ICP's presence.

Launch Date. One hundred and eighty (180) days from the Effective Date.

Link. The mechanism by which a user at one world wide web site can automatically move to another world wide web site and other sites on the Internet or by which an AOL Member can move from a site on the AOL Network to a site on the world wide web or another site on the AOL Network.

New Member. Any person or entity (a) who registers for the AOL Network using ICP's special promotion identifier and (b) from whom AOL or an Affiliate of AOL collects at least three monthly usage fees for the use of the AOL Network.

Soft Launch Date. One hundred and fifty (150) days from the Effective Date.

Term. The period beginning on the Effective Date and ending upon the expiration or earlier termination of the Agreement.

                EXHIBIT C -- STANDARD LEGAL TERMS AND CONDITIONS

I. AOL NETWORK

Content. ICP represents and warrants that all Content contained within the ICP Internet Site (i) will conform to AOL's applicable Terms of Service, the terms of this Agreement and any other standard, written AOL policy, (ii) will not infringe on or violate any copyright, trademark, U.S. patent or any other third party right, and (iii) will not contain any content which violates any applicable law or regulation (collectively, the "Rules"). In the event that AOL notifies ICP in writing that any such Content, as reasonable determined by AOL,
(i) does not comply or adhere to the Rules or (ii) is inconsistent with AOL's programming objectives (e.g., content relating to other topics or services than as specified on Exhibit A, then ICP shall use its best efforts to block access by AOL Members to such Content. In the event that ICP cannot, through its best efforts, block access by AOL Members to such Content in question, then ICP shall provide AOL prompt written notice of such fact. AOL may then, at its option, either (i) restrict access from the AOL Network to the Content in question using technology available to AOL or (ii) in the event access cannot be restricted, direct ICP to remove any such Content until such time as the Content in question is no longer displayed. ICP will cooperate with AOL's reasonable requests to the extent AOL elects to implement any such access restrictions.

Contests. ICP shall take all steps necessary to ensure that any contest, sweepstakes or similar promotion conducted or promoted through the ICP Internet Site (a "Contest") complies with all applicable federal, state and local laws and regulations. ICP shall provide AOL with (i) at least thirty (30) days prior written notice of any Contest and (ii) upon AOL's request, an opinion from ICP's counsel confirming that the contest complies with all applicable federal, state and local laws and regulations.

AOL Look and Feel. ICP acknowledges and agrees that AOL shall own all right, title and interest in and to the AOL Look and Feel. In addition, AOL shall retain editorial control over the portions of the AOL pages and forms which frame the ICP Internet Site (the "AOL Frames"). AOL may, at its discretion, incorporate navigational icons, links and pointers or other Content into such AOL Frames.

Operations. AOL shall be entitled to require reasonable changes to the ICP Internet Site to the extent such site will, in AOL's good faith judgment, adversely affect operations of the AOL Network.

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                                                                               2


Duty to Inform. ICP shall promptly inform AOL of any information related to the ICP Internet Site which could reasonably lead to a claim, demand or liability of or against AOL and/or its Affiliates by any third party.

Response to Questions/ Comments; Customer Service. ICP shall respond promptly and professionally to questions, comments, complaints and other reasonable requests regarding the ICP Internet Site by AOL Members or on request by AOL, and shall cooperate and assist AOL in promptly answering the same.

Statements to Third Parties. ICP shall not make, publish, or otherwise communicate, or cause to be made, published, or otherwise communicated, any deleterious remarks whatsoever to any third parties concerning AOL or its affiliates, directors, officers, employees or agents, including without limitation, AOL's business projects, business capabilities, performance of duties and services or financial position.

Production Work. In the event that ICP requests any AOL production assistance, ICP shall work with AOL to develop detailed production plans for the requested production assistance (the "Production Plan"). Following receipt of the final Production Plan, AOL shall notify ICP of (i) AOL's availability to perform the requested production work, (ii) the proposed fee or fee structure for the requested production and maintenance work and (iii) the estimated development schedule for such work. To the extent the Parties reach agreement regarding implementation of agreed-upon Production Plan, such agreement shall be reflected in a separate work order signed by the Parties. To the extent ICP elects to retain a third party provider to perform any such production work, work produced by such third party provider must generally conform to AOL's production Standards & Practices (a copy of which will be supplied by AOL to ICP upon request). The specific production resources which AOL allocates to any production work to be performed on behalf of ICP shall be as determined by AOL in its sole discretion.

Training and Support. AOL shall make available to ICP standard AOL training and support programs necessary to produce any AOL areas hereunder. ICP can select its training and support program from the options then offered by AOL. ICP shall be responsible to pay the fees associated with its chosen training and support package. In addition, ICP will pay travel and lodging costs associated with its participation in any AOL training programs (including AOL's travel and lodging costs when training is conducted at ICP's offices).

II. TRADEMARKS

Trademark License. In designing and implementing any marketing, advertising, press releases or other promotional materials related to this Agreement and/or referencing the other Party and/or its trade names, trademarks and service marks (the "Promotional Materials") and subject to the other provisions contained herein, ICP shall be entitled to use the following trade names, trademarks and servicemarks of AOL: the "America Online(R)" brand service, "AOLTM" service/software and AOL's triangle logo; and AOL and its Affiliates shall be entitled to use the trade names, trademarks and service marks of ICP (collectively, together with the AOL marks listed above, the "Marks"); provided that each Party: (i) does not create a unitary composite mark involving a Mark of the other Party without the prior written approval of such other Party and
(ii) displays symbols and notices clearly and sufficiently indicating the trademark status and ownership of the other Party's Marks in accordance with applicable trademark law and practice.

Rights. Each Party acknowledges that its utilization of the other Party's Marks will not create in it, nor will it represent it has, any right, title or interest in or to such Marks other than the licenses expressly granted herein. Each Party agrees not to do anything contesting or impairing the trademark rights of the Other Party.

Quality Standards. Each Party agrees that the nature and quality of its products and services supplied in connection with the other Party's Marks shall conform to quality standards communicated in writing by the other Part, for use of its trademarks. Each Party agrees to supply the other Party, upon request, with a reasonable number of samples of any Materials publicly disseminated by such Party which utilize the other Party's Marks. Each Party shall comply with all applicable laws, regulations and customs and obtain any required government approvals pertaining to use of the other Party's Marks.

Promotional Materials/Press Releases. Each Party will submit to the other Party, for its prior written approval, which shall not be unreasonably withheld or delayed, any Promotional Materials; provided, however, that either Party's use of screen shots relating to the distribution under this Agreement for promotional purposes shall not require the approval of the other Party so long as the AOL Network is clearly identified as the source of such screen shots. Once approved, the Promotional Materials may be used by a Party and its affiliates for the purpose of such promotion therein and reused for such purpose until such approval is withdrawn with reasonable prior notice. In the event such approval is withdrawn, existing inventories of Promotional Materials may be depleted.

Infringement Proceedings. Each Party agrees to promptly notify the other Party of any unauthorized use of the other Party's Marks of which it has actual knowledge. Each Party shall have the sole right and discretion to bring, proceedings alleging infringement of its Mark's or unfair competition related thereto; provided, however, that each Party agrees to provide the other Party, at such other Party's expense, with its reasonable cooperation and assistance with respect to any such infringement proceedings.

III. REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants to the other Party that: (i) such Party has the full corporate right, power and authority to enter into this Agreement, to grant the licenses granted hereunder and to perform the acts required of it hereunder; (ii) the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate any agreement to which such Party is a party or by which it is otherwise bound; (iii) when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; (iv) such Party's Promotional Materials will neither infringe on any copyright, U.S. patent or any other third party right nor violate any applicable law or regulation and (v) such Party acknowledges that the other Party makes no representations, warranties or agreements related to the subject matter hereof which are not expressly provided for in this Agreement.

IV. CONFIDENTIALITY

Each Party acknowledges that Confidential Information may be disclosed to the other Party during the course of this Agreement. Each Party agrees that it shall take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, during the Term and for a period of three (3) years following expiration or termination of this Agreement, to prevent the duplication or disclosure of Confidential Information of the other Party, other than by or to its employees or agents who must have access to such Confidential Information to perform such Party's obligations hereunder, who shall each agree to comply with this Section of this Agreement.

V. RELATIONSHIP WITH AOL MEMBERS

Solicitation of Subscribers. During the Term and for the two-year period following the expiration or termination of this Agreement, neither ICP nor its agents will use the AOL Network to (i) solicit or participate in the solicitation of AOL Members when that solicitation is for the benefit of any entity (including ICP) which could reasonably be construed to be or become in competition with AOL or (ii) promote any services which could reasonably be construed to be in competition with services available through AOL including, but not limited to, services available through the Internet (e.g., the ICP Internet Site). ICP may not send any AOL Member e-mail communications on or through the Network without a "Prior Business Relationship." For purposes of this Agreement, a "Prior Business Relationship" shall mean that the AOL Member has either (i) purchased Products from IPC through the AOL Network or (ii) voluntarily provided information to ICP through a contest, registration, or other communication, which included clear and conspicuous notice to the AOL Member that the information provided by the AOL Member could result in an e-mail being sent to that AOL Member by ICP or its agents.

Collection of Member information. ICP is prohibited from collecting AOL Member screennames from public or private areas of the AOL Network, except as specifically provided below. ICP shall ensure that any survey, questionnaire or other means of collecting Member information including, without limitation, requests directed to specific AOL Member screennames and automated methods of collecting screennames (an "Information Request") complies with (i) all applicable law and regulations, (ii) AOL"s applicable Terms of Service, and
(iii) any privacy policies which have been issued by AOL Privacy Policies"). Each Information Request shall clearly and conspicuously specify to the AOL Members at issue the purpose for which Member Information collected through the Information Request shall be used (the "Specified Purpose").

Use of Member Information. ICP shall restrict use of the Member Information collected through an Information Request to the Specified Purpose. In no event shall ICP (i) provide AOL Member names, screennames, addresses or other identifying information ("Member Information") to any third party (except to the extent specifically (a) permitted under the AOL Privacy Policies or (b) authorized by the AOL Members in question) or (ii) otherwise use any Member Information in contravention of the above section regarding "Solicitation of Members."

VI. TREATMENT OF CLAIMS

Liability. UNDER NO CIRCUMSTANCES SHALL AOL BE LIABLE TO ICP FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF ICP HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM THE USE OF OR INABILITY TO USE THE AOL

NETWORK OR ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. EXCEPT AS PROVIDED BELOW IN THE "INDEMNITY" SECTION, AOL SHALL NOT BE LIABLE TO ICP FOR MORE THAN THE AGGREGATE AMOUNTS EARNED BY AOL UNDER THIS AGREEMENT AS OF THE DATE OF THE APPLICABLE CLAIM.

No Additional Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE AOL NETWORK, OR ANY AOL PUBLISHING TOOLS, INCLUDING ANY IMPLIED WARRANTY 0F MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AOL SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING THE PROFITABILITY OF AOL NETWORK OR THE ICP INTERNET SITE.

Indemnity. Each Party will defend, indemnify, save and hold harmless the other Party and the officers, directors, agents, affiliates, distributors, franchisees and employees of the other Party from any and all third party claims, demands, liabilities, costs or expenses, including reasonable outside and in-house attorneys' fees ("Liabilities"), resulting from the indemnifying Party's material breach of any obligation, duty, representation or warranty of this Agreement, except where Liabilities result from the gross negligence or knowing and willful misconduct of the other Party. In addition, ICP will defend, indemnify, save and hold harmless AOL and the officers, directors, agents, affiliates, distributors, franchisees and employees of AOL from any and all Liabilities arising out of or in connection with any actual or threatened claim, suit, action, demand, liability or proceeding of any kind by any person or entity based on or arising out of any Content (including, without limitation, opinions and advice) appearing within the ICP Internet site.

Claims. Each Party agrees to (i) promptly notify the other Party in writing of any indemnifiable claim and give the other Party the opportunity to defend or negotiate a settlement of any such claim at such other Party's expense and (ii) cooperate fully with the other Party, at that other Party's expense, in defending or settling such claim. AOL reserves the right, at its own expense, to assume the exclusive defense and control of any matter otherwise subject to indemnification by ICP hereunder, and in such event, ICP shall have no further obligation to provide indemnification for such matter hereunder.

Acknowledgement. AOL AND ICP EACH ACKNOWLEDGES THAT THE PROVISIONS OF THIS AGREEMENT

WERE NEGOTIATED TO REFLECT AN INFORMED, VOLUNTARY ALLOCATION BETWEEN THEM OF ALL RISKS (BOTH KNOWN AND UNKNOWN) ASSOCIATED WITH THE TRANSACTIONS CONTEMPLATED HEREUNDER. THE LIMITATIONS AND DISCLAIMERS RELATED TO WARRANTIES AND LIABILITY CONTAINED IN THIS AGREEMENT ARE INTENDED TO LIMIT THE CIRCUMSTANCES AND EXTENT OF LIABILITY. THE PROVISIONS OF THIS SECTION VI SHALL BE ENFORCEABLE INDEPENDENT OF AND SEVERABLE FROM ANY OTHER ENFORCEABLE OR UNENFORCEABLE PROVISION OF THIS AGREEMENT.

VII. MISCELLANEOUS

Auditing Rights. Each Party shall maintain complete, clear and accurate records of all expenses, revenues, fees, transactions and related documentation (including agreements) in connection with the performance of this Agreement ("Records"). All such Records shall be maintained for a minimum of five (5) years following termination of this Agreement. For the sole purpose of ensuring compliance with this Agreement each Party shall have the right, at its expense, to direct an independent certified public accounting firm subject to strict confidentiality restrictions to conduct a reasonable and necessary copying and inspection of portions of the Records of the other Party which are directly related to amounts payable to the Party requesting the audit pursuant to this Agreement. Any such audit may be conducted after twenty (20) business days prior written notice, subject to the following. Such audits shall not be made more frequently than once every twelve months. No such audit of AOL shall occur during the period beginning on June 1 and ending October 1. In lieu of providing access to its Records as described above, a Party shall be entitled to provide the other Party with a report from an independent certified public accounting firm confirming the information to be derived from such Records.

Excuse. Neither Party shall be liable for, or be considered in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions which are beyond such Party's reasonable control and which such Party is unable to overcome by the exercise of reasonable diligence.

Independent Contractors. The Parties to this Agreement are independent contractors. Neither Party is an agent, representative or partner of the other Party. Neither Party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Party. This Agreement shall not be interpreted or construed to create an association, agency, joint venture or partnership between the Parties or to impose any liability attributable to such a relationship upon either Party.

Notice. Any notice, approval, request, authorization, direction or other communication under this Agreement shall be given in writing and shall be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by electronic mail on the AOL Network, (ii) on the delivery date if delivered personally to the Party to whom the same is directed; (iii) one business day after deposit with a commercial overnight carrier, with written-verification of receipt or (iv) five business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available, to the person(s) specified below at the address of the Party set forth in the first paragraph of this Agreement.

No Waiver. The failure of either Party to insist upon or enforce strict performance by the other Party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same shall be and remain in full force and effect.

Return of Information. Upon the expiration or termination of this Agreement, each Party shall, upon the written request of the other Party, return or destroy (at the option of the Party receiving the request) all confidential information, documents, manuals and other materials specified the other Party.

Survival. Sections IV, V, VI, and VII of this Exhibit C, shall survive the completion, expiration, termination or cancellation of this Agreement.

Entire Agreement. This Agreement sets forth the entire agreement and supersedes any and all prior agreements of the Parties with respect to the transactions set forth herein. Neither Party shall be bound by, and each Party specifically objects to, any term, condition or other provision which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other Party in any correspondence or other document, unless the Party to be bound thereby specifically agrees to such provision in writing.

Amendment. No change, amendment or modification of any provision of this Agreement shall be valid unless set forth in a written instrument signed by the Party subject to enforcement of such amendment.

Further Assurances. Each Party shall take such action (including, but not limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by any other Party for the implementation or continuing performance of this Agreement.

Assignment. ICP shall not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of AOL. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.

Construction; Severability. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement, (i) such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement shall remain in fall force and effect.

Remedies. Except where otherwise specified, the rights and remedies granted to a Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the Party may possess at law or in equity.

Applicable Law; Jurisdiction. This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the Commonwealth of Virginia except for its conflicts of laws principles. Each Party irrevocably consents to the exclusive jurisdiction of the courts of the Commonwealth of Virginia and the federal courts situated in the Commonwealth of Virginia, in connection with any action to enforce the provisions of this Agreement, to recover damages or other relief for breach or default under this Agreement, or otherwise arising under or by reason of this Agreement.

Export Controls. Both parties shall adhere to all applicable laws, regulations and rules relating to the export of technical data and shall not export or re-export any technical data, any products received from the other Party or the direct product of such technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

Headings. The captions and headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

Counterparts. This Agreement
may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

                                    EXHIBIT D

                  Format For ICP's Presence on the AOL Network

Any ICP trademark or logo

Any headline or picture from ICP content

Any teaser, icon, Link to ICP Internet Site or Welcome Mat

Any other Content which originates from, describes or promotes ICP or ICP's Content

                                    EXHIBIT E

                         New Member Acquisition Programs

A. Download button on ICP web site -- bounties shall be Ten Dollars ($10) for each New Member.

                                    EXHIBIT F

                   CERTIFICATE OF COMPLIANCE WITH COMMITMENTS
                      REGARDING PROMOTIONS AND EXCLUSIVITY

Pursuant to Section 2 of the Interactive Services Agreement between ____________ ("ICP") and America Online, inc. ("AOL"), dated as of __________, 1997 (the "Agreement"), the following report is delivered to AOL for the month ending ________ (the "Month"):

I. Promotional Commitments

ICP hereby certifies to AOL that ICP completed the following promotional commitments during the Month:

          Type of        Date(s) of      Duration/Circulation   Relevant
          Promotion      Promotion       of Promotion           Contract
                                                                Section
1.

2.

3.

IN WITNESS WHEREOF, this Certificate has been executed this ____ day of _______, 199_.

Ask-A-Doctor, Inc.

By:
   ------------------

Print Name: Scott Rifkin, M.D.
            ------------------

Title: Chairman
       --------

Date: October 10, 1997
      ----------------

                                    EXHIBIT G

                            TECHNICAL SPECIFICATIONS

1.    BROWSER Table (attached hereto)

2.    User-Agent Table (attached hereto)

                                  Confidential
                   AMENDMENT TO INTERACTIVE SERVICES AGREEMENT

            This Amendment to Interactive services Agreement (this "Amendment"), dated as of April __, 1998, is between America Online, Inc ("AOL"), a Delaware corporation, with offices at 22000 AOL Way, Dulles, Virginia 20166, and Ask-A-Doc, Inc. ("ICP") a Delaware corporation, with offices at 11 Aston Court, Owings Mills, Maryland 21117. AOL and ICP may be referred to individually as "Party" and collectively as "Parties."

                                   BACKGROUND

            AOL and MP entered into an Interactive Services Agreement effective as of October 1, 1997 (the "Agreement"). The Parties desire to amend the Agreement to reflect their agreement with respect to the timing of payments due to AOL from ICP pursuant to the Agreement and the payment of additional carriage fees by ICP in return for AOL"s forebearance as to payments that are currently due. Defined terms used but not defined in this Amendment shall be as defined in the Agreement.

            In consideration of the premises, mutual covenants and agreements herein and other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agrees as follows:

                                      TERMS

1. Until May 16, 1998 (the "Forebearance Date"), AOL shall forebear and shall take no action to enforce ICP"s obligations to pay the carriage fees which are currently due, or which become due prior to the Forebearance Date, pursuant to Section 1.6 of the Agreement.

2. On the Forebearance Date, ICP shall pay AOL (i) all carriage fees due and unpaid as of the Forebearance Date and (ii) and additional [***] ($[***])(the "Additional Carriage Fee"). The Additional Carriage Fee is in addition to the carriage fees described in Section 1.6 of the Agreement and is not an advance payment of such carriage fees. From and after the Forebearance Date, all payments due under the Agreement shall become due and be paid by ICP in accordance with, and on the dates set forth in, the Agreement.

3. Except as amended by this Agreement, the Agreement is ratified and confirmed in all respects and continues in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

AMERICA ONLINE, INC.                    ASK-A-DOC, INC.

By: /s/ Barry Schuller                  By: /s/ Lewis S. Goodman
    -----------------------------           ------------------------------------

Print Name: Barry Schuller              Print Name: Lewis S. Goodman
            ---------------------                   ----------------------------

Title: President, AOL Interactive       Title: Vice President
Services                                       ---------------------------------
---------------------------------

                                  Confidential
               SECOND AMENDMENT TO INTERACTIVE SERVICES AGREEMENT

            This Second Amendment to Interactive Services Agreement (this "Second Amendment"), dated as of August 20, 1998, between America Online, Inc. ("AOL"), a Delaware corporation with offices at 22000 AOL Way, Dulles, Virginia 20166, and America's Doctor, Inc. ("ICP") a Delaware corporation, with offices at 11 Aston Court, Owings Mills, Maryland 21117. AOL and ICP may be referred to individually as a "Party" and collectively as "Parties."

                                   BACKGROUND

            AOL and ICP entered into an Interactive Services Agreement effective as of October 1, 1997 (the "Agreement") and an Amendment to Interactive Services Agreement dated as of April __, 1998 (the "Amendment"). The Parties desire to amend the Agreement and the Amendment to reflect their agreement with respect to the timing of payments due to AOL from ICP pursuant to the Agreement and the length of the term of the Agreement. Defined terms used but not defined in this Amendment shall be as defined in the Agreement.

            In consideration of the premises, mutual covenants and agreements herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agrees as follows:

                                      TERMS

1. Term. The initial term of the Agreement shall be extended through June 21, 2000.

2. Carriage Fees. All amounts not yet paid by ICP to AOL as of the date of this Second Amendment shall be paid according to the following schedule:
      ICP shall pay AOL [***] ($[***]) on or before September 21, 1998. Thereafter, ICP shall pay AOL [***] dollars ($[***]) on or before the 21st day of each month during the initial term, up through and including
      April 21, 2000. After April 21, 2000 and continuing through the expiration of the initial term, no further payments by ICP to AOL shall become due.

3. Wired Payments. All payments by ICP hereunder shall be paid in immediately available, non-refundable U.S. funds wired to the "America Online"
      account, Account Number            , or such other account of which AOL
      shall give ICP written notice.

4. Except as amended by this Second Amendment, the Agreement is ratified and confirmed in all respects and continues in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

AMERICA ONLINE, INC.                    AMERICA'S DOCTOR, INC.

By: /s/ Barry Schuller                  By: /s/ Scott M. Rifkin, M.D.
    -----------------------------           ------------------------------------

Print Name: Barry Schuller              Print Name: Scott M. Rifkin, M.D.
            ----------------------                  ----------------------------

Title: President, AOL Interactive       Title: Chairman and CEO
Services                                       ---------------------------------
----------------------------------

Date:                                   Date: 8/20/98
      ----------------------------            ----------------------------------